EXHIBIT 99.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of April 27, 2010, is made by and among Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the “Corporation”), Dr. Terence H. Matthews, an individual residing in the city of Ottawa, Province of Ontario, and the shareholders of the Corporation party hereto (each a “Party”, and collectively, the “Parties”).

RECITALS:

WHEREAS, the Corporation and the Parties are party to that certain Registration Rights Agreement, dated August 16, 2007 (the “Original Agreement”).

WHEREAS, Section 3.7 of the Original Agreement provides that the Original Agreement may be amended with the written consent of the Holders Majority (as defined in the Original Agreement) and the Corporation;

WHEREAS, the Parties executing this Amended and Restated Registration Rights Agreement include the Holders Majority (as defined in the Original Agreement);

WHEREAS, the Corporation is proposing to sell Common Shares to the public in an Initial Public Offering (registration statement No: 333-163930, the “Initial Public Offering”); and

WHEREAS, the Holders Majority and the Corporation desire to amend and restate the Original Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree that the Original Agreement is amended and restated in its entirety to read as follows:

ARTICLE 1.

DEFINITIONS, PRINCIPLES OF INTERPRETATION

AND REPRESENTATIONS AND WARRANTIES

“Affiliate” of a Person means any Person that would be deemed to be an “affiliated entity” of such first-mentioned Person under National Instrument 45-106 promulgated under the Canadian Securities Legislation on the date of this Agreement;

“Aggregate AC Value” means $336.9 Million.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all schedules hereto and all amendments or restatements hereof;

“as-if converted to Common Shares basis” means, at any time and from time to time, assuming the conversion or exchange of all outstanding securities of the Corporation that are exercisable, convertible or exchangeable into Common Shares which are fully-vested and exercisable, convertible or exchangeable on the date of the calculation at the respective conversion rate or conversion prices or exchange rates, as the case may be, applicable at such time;

“Board of Directors” means the Board of Directors of the Corporation;

“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and San Francisco, California are open for commercial banking business during normal banking hours;

“Canadian Commissions” means the securities commission or similar regulatory authority of each of the provinces or territories of Canada and any successor regulatory authorities having similar powers and, to the extent applicable in any such province or territory, a federal securities commission or similar regulatory authority;

“Canadian Incidental Qualification” has the meaning specified in subsection 2.4 of this Agreement;

“Canadian Qualification” means a Canadian Incidental Qualification, a Canadian Requested Qualification, a Canadian Short Form Qualification or a Canadian Shelf Qualification, as the context may require;

“Canadian Requested Qualification” has the meaning specified in Section 2.1 of this Agreement;

“Canadian Securities Legislation” means, collectively, the applicable securities legislation, regulations, rules, policies, blanket rulings, decisions and orders of each of the provinces and territories of Canada and the Canadian Commissions or, to the extent applicable in any such province or territory, the applicable securities legislation, regulations, rules, policies, blanket rulings, decisions and orders of the Government of Canada and any federal securities commission;

“Canadian Shelf Period” has the meaning specified in Section 2.3 of this Agreement;

“Canadian Shelf Qualification” has the meaning specified in Section 2.3 of this Agreement;

“Canadian Short Form Qualification” means a qualification for distribution under Canadian Securities Legislation pursuant to National Instrument 44-101, as applicable;

“Commission(s)” means (i) with respect to a U.S. Registration, the SEC, and (ii) with respect to a Canadian Qualification, the applicable Canadian Commission(s);

“Common Shares” means the Common Shares in the capital of the Corporation, including the Common Shares currently issued and any Common Shares that may be issued after the date hereof;

“Control” means, with respect to any Person at any time,

(i)	holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries: (A) more than 50% of the voting securities of that Person; or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

(ii)	the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise;

and the terms “Controls”, “Controlling” and “Controlled” have corresponding meanings;

“EdgeStone” means EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors;

“EdgeStone Group” means

(a)	any Affiliate of EdgeStone;

(b)	any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

(c)	any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

(d)	EdgeStone Capital Equity Fund II-A, L.P. and /or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P or EdgeStone Capital Equity Fund II-B, L.P.; and

(e)	upon the termination or dissolution of any limited partnership or other entity that is a limited, special or general partner of EdgeStone, the beneficial holders of interests of such limited, special or general partner;

“Francisco Partners” means Arsenal Holdco I, S.A.R.L. and Arsenal Holdco II, S.A.R.L.;

“Francisco Partners Group” means:

(a)	Francisco Partners;

(b)	limited, special and general partners of Francisco Partners and Francisco Partners II, L.P., and any Person to which Francisco Partners II, L.P. shall transfer all or substantially all of its assets;

(c)	all Affiliates, employees and consultants of Francisco Partners and/or Francisco Partners II, L.P.;

(d)	any other Person, provided that Francisco Partners or any Affiliate thereof has the exclusive right to exercise all rights of Francisco Partners transferred hereunder on behalf of such Person;

(e)	any Person whose funds are managed by Francisco Partners or an Affiliate of Francisco Partners and/or Francisco Partners II, L.P.; and

(f)	upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b) of this definition, (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b) of this definition, whether or not, in either case, an Affiliate described in clause (c) has the exclusive right to exercise the rights of Francisco Partners transferred hereunder on behalf of such beneficial holder or Persons;

“Holder” means each Party, other than the Corporation, so long as it holds Registrable Securities, or any permitted assignee or Permitted Transferee of record of such Registrable Securities and the registration and qualification rights pursuant to this Agreement related thereto (in accordance with Section 3.4 hereof), or, with respect to Section 2.11 hereof, any such Person who has become a seller of Registrable Securities;

“Holders Majority” means Francisco Partners; provided, however, that if the Francisco Partners Group does not hold 5% or more of the Common Shares (on an as-if converted to Common Shares basis), then Holders Majority shall mean Holders representing not less than fifty percent (50%) of the Registrable Securities held by all of the Holders (calculated on an as-if converted to Common Shares basis);

“Incidental Registration” means, as applicable, a U.S. Incidental Registration or a Canadian Incidental Qualification;

“Initial Public Offering” has the meaning set forth in the recitals;

“Long Form Demand Notice” has the meaning specified in Section 2.1 of this Agreement;

“Matthews” means Dr. Terence H. Matthews, an individual residing in the City of Ottawa, Province of Ontario;

“Matthews Group” means

(a)	Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

(b)	the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

(c)	any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

(d)	any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group;

(e)	any limited liability company all of the membership interests in which are beneficially owned by any one or more members of the Matthews Group;

(f)	any charitable foundation Controlled by any one or more members of the Matthews Group; and

(g)	WCC, as long as other members of the Matthews Group beneficially own more than 50% of the voting securities of WCC;

and, for this purpose, a trustee or trustees referred to in clause (b) above shall be deemed to beneficially own any shares or partnership interests held by them.

“Morgan Stanley” means Morgan Stanley Principal Investments, Inc.

“MS Affiliate” means any affiliate of Morgan Stanley. For the purposes of this definition, “affiliate” means any Person that would be deemed an “affiliate” under Rule 405 of the U. S. Securities Act;

“Permitted Transferee” of any Person means:

(i)	in the case of a Person who is a natural person: (A) the spouse of such Person; (B) any lineal descendant of such Person or a spouse of any such descendant; (C) a trust (including, without limitation, a testamentary trust) solely for the benefit of one or more of such Person, the spouse of such Person or any lineal descendant of such Person or a spouse of any such descendant; (D) any self-directed registered retirement savings plan controlled by such Person; or (E) a corporation, partnership or limited liability company of which all of the outstanding shares of each class of shares, partnership interests or membership interests of such corporation, partnership or limited liability company are beneficially owned, directly or indirectly, in any manner (including, without limitation, through intermediary corporations, partnerships, limited liability companies or trusts), by one or more of such Person, the spouse of such Person, any lineal descendant of such Person or a spouse of any such descendant or such trust and includes the legal personal representative(s) of such Person or any Person referred to in (A);

(ii)	in the case of a corporation or a limited liability company: (A) any shareholder of such corporation or member of such limited liability company, as applicable, if such shareholder or member either alone or together with one or more Permitted Transferees of such shareholder or member beneficially owns, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), all of the outstanding shares of each class of shares in the capital of such corporation or membership interests of such limited liability company; (B) any Permitted Transferee of such shareholder or member; or (C) an Affiliate, all of the shares of which are owned by such corporation and/or any Permitted Transferee (other than under this subclause (ii)) of such corporation;

(iii)	in the case of a Person which is a trustee: (A) any beneficiary of such trust; (B) another trustee, provided that the class of beneficiaries is limited to Permitted Transferees of the beneficiaries of the original trust; or (C) any Permitted Transferee of such beneficiary;

(iv)	in the case of a Person which is an estate of a deceased Person, a Permitted Transferee of such deceased person determined pursuant to this definition as if such Person were not deceased or a legal personal representative of such Person holding on behalf of such Permitted Transferees;

(v)	in the case of a partnership, any partner of the partnership if all of the partnership interests are beneficially held by such partner either alone or together with one or more Permitted Transferees of such partner;

(vi)	in the case of Francisco Partners, any member of the Francisco Partners Group;

(vii)	in the case of Morgan Stanley, any MS Affiliate;

(viii)	in the case of any member of the Matthews Group, any member of the Matthews Group; and

(ix)	in the case of EdgeStone, any member of the EdgeStone Group.

“Person” includes any individual, corporation, limited liability company, sole proprietorship, government body, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural Person in his capacity as trustee, executor, administrator, or other legal representative;

“Preference Holder” means each of Francisco Partners and Morgan Stanley, or any permitted assignee or Permitted Transferee of Francisco Partners or Morgan Stanley, respectively, of record of Registrable Securities and the registration and qualification rights pursuant to this Agreement related thereto (in accordance with Section 3.4 hereof);

“Registrable Securities” means:

(i)	any Common Shares held by, or issued or issuable on the conversion of securities convertible, exchangeable or exercisable into Common Shares held by, a Holder as of the later of the date of this Agreement or immediately after the closing of the Initial Public Offering (including the Common Shares issued upon conversion of the Company’s Class 1 Convertible Preferred Shares in connection with the Initial Public Offering), or acquired subsequent to the date hereof by a Holder (other than securities acquired in the open market or through brokerage transactions); and

(ii)	any Common Shares issued or issuable as a result of any share splits, share dividends, reclassifications, capital reorganizations, or similar events affecting the securities described in subpart (i) of this definition;

“Requested Registration” means, as applicable, a U.S. Requested Registration or a Canadian Requested Qualification;

“SEC” means the United States Securities and Exchange Commission;

“Securities Laws” means, collectively, the Canadian Securities Legislation and the U.S. Securities Legislation;

“Shares” means the Common Shares;

“Sharing Factor” means 0.6 for the Preference Holders and EdgeStone, to the extent of 50% of the Registrable Securities of the EdgeStone Group, allocated among the Preference Holders and the EdgeStone Group on a pro rata as-if-converted to Common Shares basis and 0.4 for the Matthews Group and the EdgeStone Group, to the extent of 50% of the Registrable Securities of the EdgeStone Group, allocated among the Matthews Group and the EdgeStone Group on a pro rata as-if-converted to Common Shares basis;

“Shelf Period” means, as applicable, the U.S. Shelf Period or the Canadian Shelf Period;

“Shelf Prospectus” means a shelf prospectus of the Corporation filed with the Canadian Commissions under Canadian Securities Legislation for offers and sales of Registrable Securities on a continuous basis;

“Shelf Registration” means, as applicable, the U.S. Shelf Registration or the Canadian Shelf Qualification;

“Shelf Suspension” has the meaning specified in Section 2.3 of this Agreement;

“Shelf Registration Statement” means a registration statement of the Corporation filed with the SEC on either (i) Form S-3, F-3 or F-10 (or any successor forms or other appropriate forms under the U.S. Securities Act) or (ii) if the Corporation is not permitted to file a registration statement on Form S-3, F-3 or F-10, only at the election of the Holders Majority, an evergreen registration statement on Form S-1 or F-1 (or any successor form or other appropriate form under the U.S. Securities Act), in each case for an offering to made on a continuous basis pursuant to Rule 415 under the U.S. Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Short Form Demand Notice” has the meaning specified in Section 2.2 of this Agreement;

“Short Form Registration” means, as applicable, a U.S. Short Form Registration or a Canadian Short Form Qualification;

“Successor Corporation” has the meaning specified in Section 1.4 of this Agreement;

“Underwriter’s Maximum Number” means in connection with a firm underwritten registration or offering of Shares or any shares of the capital stock or other securities in the capital of the Corporation, a specified maximum number of securities that, in the written opinion of the managing underwriters, may successfully be included in such registration or offering having regard to the dictates of then current and anticipated market conditions. For the purposes of this definition, managing underwriters shall be investment banking firms of nationally recognized reputation in the jurisdiction where the Registrable Securities will be registered;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

“U.S. Incidental Registration” has the meaning specified in Section 2.4 of this Agreement;

“U.S. Registration” means a U.S. Incidental Registration, a U.S. Requested Registration, a U.S. Short Form Registration or a U.S. Shelf Registration, as the context may require;

“U.S. Requested Registration” has the meaning specified in Section 2.1 of this Agreement;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same are in effect at the time;

“U.S. Securities Legislation” means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or “blue sky” laws within the United States, and all rules, regulations and ordinances promulgated thereunder;

“U.S. Shelf Period” has the meaning specified in Section 2.3 of this Agreement;

“U.S. Shelf Registration” has the meaning specified in Section 2.3 of this Agreement;

“U.S. Short Form Registration” has the meaning specified in Section 2.2 of this Agreement; and

“WCC” means Wesley Clover Corporation, a corporation incorporated under the laws of Newfoundland and Labrador.

1.1	Certain Rules of Interpretation

In this Agreement:

(a)	Currency - Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America. Any U.S. dollar amounts in this Agreement required to be translated into Canadian dollars shall be translated at the spot rate published by the Wall Street Journal on the Business Day prior to the required translation date.

(b)

Governing Law - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of Section 3.7, any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)	Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(f)	Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(g)	Business Days - If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

(h)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(i)	No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j)	Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

1.2	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings, agreements, negotiations and discussions, whether oral or written with respect to the subject matter hereof and amends and restates and replaces the Original Agreement in its entirety.

1.3	Representations and Warranties of the Corporation

The Corporation hereby represents and warrants that, as at the date hereof:

(a)	it has the full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b)	except for the registration and qualification rights provided for in this Agreement, the Corporation is not under any obligation to register or to qualify by filing a registration statement or prospectus, nor has it agreed to grant registration or qualification rights, with respect to any presently outstanding securities or securities which may hereafter be issued, under the U.S. Securities Legislation or under Canadian Securities Legislation, as applicable, or the securities laws of any other jurisdiction; and

(c)	it is not a party to any agreement which is inconsistent with the rights and obligations of the Corporation hereunder or otherwise conflicts with the provisions of this Agreement.

ARTICLE 2.

REGISTRATION RIGHTS

2.1	Long Form Demand Registrations

(a)

If, at any time after 180 days following the closing of the Initial Public Offering, the Corporation receives a written request (a “Long Form Demand Notice”) (i) that the Corporation effect the registration under the U.S. Securities Legislation of all or part of the Registrable Securities (a “U.S. Requested Registration”) from the Holders Majority or (ii) that the Corporation qualify for distribution (a “Canadian Requested Qualification”) under the applicable Canadian Securities Legislation of the Canadian provinces or territories designated in such request (the “Designated Canadian Jurisdictions”) of all or part of the Registrable Securities from the Holders Majority or from the Matthews Group so long as it holds 5% or more of the Common Shares (on an as-if converted to Common Shares basis), the Corporation shall, as soon as possible but in any event within 45 days of the receipt of the Long Form Demand Notice, file, with respect to all of the Registrable Securities that the Corporation has been requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (f) below), in the event of a U.S. Requested Registration, a registration statement under the U.S. Securities Act on Form S-1 or F-1 (or any successor to Form S-1 or F-1), and, in the event of a Canadian Requested Qualification, a prospectus under the Canadian Securities Legislation in each of the Designated Canadian Jurisdictions on Form 41-101F1 pursuant to National Instrument 41-101 Prospectus Contents – Non-Financial Matters, and, subject to Section 2.9(d) hereof, shall use its best efforts to effect the registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable “blue sky” laws) under applicable Securities Laws of all of such Registrable Securities as soon as possible.

(b)	Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection during the 90 day period immediately following the effective date of any previous Requested Registration pursuant to this section; (ii) the Corporation shall not be obligated to effect more than two Requested Registrations in any 12 month period; and (iii) the Corporation shall not be obligated to effect a Requested Registration pursuant to this subsection unless the anticipated gross aggregate offering price of the Registrable Securities to be sold is at least $10,000,000. Subject to all limitations in the preceding sentence, the Corporation shall not be obligated to effect more than four Requested Registrations during the term of this Agreement. For the purpose of this clause (b), any concurrent U.S. Requested Registration and Canadian Requested Qualification shall be deemed to be a single Requested Registration only.

(c)	Notwithstanding clause (a) above: (i) the Corporation shall not be required to effect a Canadian Requested Qualification unless a U.S. Requested Registration has been made by the Holders Majority, and then, shall only be required to effect a Canadian Requested Qualification concurrently with such U.S. Requested Registration; and (ii) the Corporation shall not be required to effect a Canadian Requested Qualification if the Corporation is then a “reporting issuer” in good standing in the province of Ontario and each such Canadian Holder may then resell all its Registrable Securities immediately under Rule 45-102 (or any successor rule) without reliance upon any prospectus exemption under applicable Canadian Securities Legislation in effect at such time.

(d)	Notwithstanding clause (a) above, the Holders shall not be entitled to deliver a Long Form Demand Notice requesting a U.S. Requested Registration if either (i) there is either a then-currently effective Shelf Registration Statement on file with the SEC pursuant to Section 2.3 hereof, or (ii) the Corporation is then eligible to effect a U.S. Short Form Registration pursuant to Section 2.2 hereof and the Holders shall not be entitled to deliver a Long Form Demand Notice requesting a Canadian Requested Qualification if either (i) there is a then-currently effective Shelf Prospectus filed under Canadian Securities Legislation pursuant to Section 2.3 hereof or (ii) the Corporation is then eligible to effect a Canadian Short Form Qualification pursuant to Section 2.2 hereof.

(e)	Subject to Section 2.7, the Corporation may include in such Requested Registration other securities of the Corporation for sale, for the Corporation’s account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

(f)	Upon receipt of a Long Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Requested Registration. Subject to Section 2.7 the Corporation will be obligated to include in the Requested Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

2.2	Short Form Registrations

(a)	If at any time after 180 days following the closing of the Initial Public Offering in the United States, the Corporation receives a written request from any Holder (a “Short Form Demand Notice”) that the Corporation effect the registration of Registrable Securities on Form S-3, Form F-3 or, if the Corporation has prepared an underlying Canadian prospectus and is otherwise eligible, Form F-10 (or any successors to such forms) under the U.S. Securities Act (a “U.S. Short Form Registration”), or the comparable forms in respect of a Canadian Short Form Qualification, the Corporation shall, with respect to all of the Registrable Securities that the Corporation has been so requested to register (including Registrable Securities requested to be included in such registration pursuant to clause (d) below), subject to Section 2.9(d) hereof, use its best efforts to effect such registration (and all such related qualifications and compliances), as soon as possible and in connection therewith shall take such other steps as are necessary to permit or facilitate the sale and distribution of such Registrable Securities. Any such Short Form Registration may be made on a delayed or continuous basis under Rule 415 under the U.S. Securities Act and shall include the intended methods of distribution as shall be requested by such Holder.

(b)	Notwithstanding clause (a) above: (i) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection unless the anticipated gross aggregate offering price of the Registrable Securities to be sold is at least $10,000,000; and (ii) the Corporation shall not be obligated to effect a Short Form Registration pursuant to this subsection if as applicable, Form S-3, Form F-3 or Form F-10, or the comparable forms in respect of a Canadian Short Form Qualification is not available for such an offering, provided, that the Corporation shall use its commercially reasonable efforts to so qualify as promptly as possible following the Initial Public Offering in the United States for registration on Form S-3, F-3 or F-10, or in Canada the comparable forms in respect of a Canadian Short Form Qualification, and to maintain such qualification during the term of this Agreement.

(c)	Subject to Section 2.7, the Corporation may include in such Short Form Registration other securities of the Corporation for sale, for the Corporation’s account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of all of the Registrable Securities of the participating Holders at a price range acceptable to the requesting Holders.

(d)	Upon receipt of a Short Form Demand Notice pursuant to this subsection, the Corporation shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to join in such Short Form Registration. Subject to Section 2.7, the Corporation shall be obligated to include in the Short Form Registration such number of Registrable Securities of any Holder joining in such request as are specified in a written request by such Holder received by the Corporation within 20 days after delivery to the Holder of such written notice from the Corporation.

(e)	Subject to the foregoing provisions of this Section 2.2, the Corporation shall file a Form S-3, F-3 or F-10 registration statement or the comparable forms in respect of a Canadian Short Form Qualification, covering the Registrable Securities requested to be registered as soon as practicable after receipt of all written requests from the Holders of Registrable Securities pursuant to this Section 2.2, but in any event within sixty (60) days of the receipt by the Corporation of the initial request for registration from the Holder(s) pursuant to this Section 2.2.

(f)	Notwithstanding clause (a) above, the Holders shall not be entitled to deliver a Short Form Demand Notice requesting (i) a U.S. Short Form Registration if there is a then-currently effective Shelf Registration Statement on file with the SEC (or, in the case of the initial filing of a U.S. Shelf Registration pursuant to Section 2.3(a), if the initial Shelf Registration Statement has been filed with the SEC) or (ii) a Canadian Short Form Qualification if there is a then-currently effective Shelf Prospectus filed under Canadian Securities Legislation (or, in the case of the initial filing of a Shelf Prospectus pursuant to Section 2.3(b), if the initial Shelf Prospectus has been filed under Canadian Securities Laws).

2.3	Shelf Registration

(a)	The Corporation shall file with the SEC a Shelf Registration Statement (“U.S. Shelf Registration”) relating to the offer and sale of all Registrable Securities by any Holders thereof from time to time in accordance with Rule 415 under the U.S. Securities Act and all of the methods of distribution elected by any Holder in its sole discretion and set forth in the Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the U.S. Securities Act by no later than the first anniversary of the Initial Public Offering. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Corporation for the U.S. Shelf Registration or by the instructions applicable to such registration form or by the U.S. Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders Majority or, with respect to such changes related to sales by the Matthews Group, the Matthews Group.

(b)	If requested by the Matthews Group, the Corporation shall, contemporaneously with the filing of such Shelf Registration Statement, file with the Canadian Commissions a Shelf Prospectus (“Canadian Shelf Qualification”) relating to the offer and sale of all Registrable Securities by any Holders thereof from time to time in accordance with Canadian Securities Legislation and all of the methods of distribution elected by any Holder in its sole discretion and set forth in the Shelf Prospectus and shall use its best efforts to qualify all such Registrable Securities for distribution under the Shelf Prospectus in accordance with Canadian Securities Legislation concurrently with the effectiveness under the U.S. Securities Act of the Shelf Registration Statement and in any event by the first anniversary of the Initial Public Offering; provided, however, that the Corporation shall not permit the qualification of any Registrable Securities for distribution under the Shelf Prospectus until the Shelf Registration Statement has been declared effective under the U.S. Securities Act. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Prospectus, if required by Canadian Securities Legislation or as may reasonably be requested by the Matthews Group.

(c)	The Corporation shall use its best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective under the U.S. Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold (but in no event prior to the applicable period referred to in Section 4(3) of the U.S. Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities pursuant to Rule 144 under the U.S. Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “U.S. Shelf Period”). Subject to Section 2.3(e), the Corporation shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective during the U.S. Shelf Period if the Corporation voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement (or a replacement Shelf Registration Statement) during the U.S. Shelf Period, unless such action or omission is required by applicable law.

(d)

The Corporation shall use its best efforts to keep such Shelf Prospectus (or a replacement Shelf Prospectus) continuously effective under the Canadian Securities Laws until the earlier of (i) the date as of which all Registrable Securities held by the Matthews Group have been sold and (ii) the date as of which each member of the Matthews Group is permitted to sell its Registrable Securities pursuant to Rule 45-102 (or any successor rule) without restrictions thereunder (except for the restrictions on making unusual efforts to prepare the market or payment of an extraordinary commission in respect of the sale) or reliance upon any prospectus exemption under Canadian Securities Legislation in effect at such time (such period of effectiveness, the “Canadian Shelf Period”). Subject to Section 2.3(e), the Corporation shall not be deemed to have used its best efforts to keep the Shelf Prospectus effective during the Canadian Shelf Period if the

Corporation voluntarily takes any action or omits to take any action that would result in any Holder of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Prospectus (or a replacement Shelf Prospectus) during the Canadian Shelf Period, unless such action or omission is required by applicable law or as set forth herein.

(e)	If the continued use of such Shelf Registration Statement or Shelf Prospectus at any time would require the Corporation, in the good faith judgment of the Board of Directors, to disclose material information, the premature disclosure of which would materially adversely affect the Corporation or which would substantially interfere with any material transaction being considered by the Corporation, the Corporation may, upon giving at least 10 days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement and/or the Shelf Prospectus, as applicable, for up to 45 consecutive days (a “Shelf Suspension”); provided, however, at the expiry of such Shelf Suspension if in the good faith judgment of the Board of Directors the disclosure of the material information continues to be premature and the disclosure of which would still materially adversely affect the Corporation or substantially interfere with the proposed transaction if made, the Board of Directors may continue the Shelf Suspension for an additional 30 consecutive days; provided, further, however, that the Corporation shall not be permitted to utilize its suspension rights under this Section 2.3(e) for more than 90 days in total in any consecutive twelve month period. The Corporation shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus forming a part of the Shelf Registration Statement and/or the Shelf Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the prospectuses as so amended or supplemented as the Holders may reasonably request.

(f)	If the Holders Majority or the Matthews Group so elects, an offering pursuant to such Shelf Registration Statement and/or such Shelf Prospectus shall be in the form of a firm underwritten offering, pursuant to the terms of Section 2.9. If the managing underwriter or underwriters of such proposed underwritten offering advise in writing that, in its or their opinion, the number of securities requested to be included in such underwritten offering exceeds the Underwriter’s Maximum Number which can be sold in such offering, the number of Registrable Securities to be included in such underwritten offering shall be allocated as if such underwritten offering is an underwritten Requested Registration or Short Form Registration pursuant to Section 2.7(a) hereof.

2.4	Incidental Registrations

If the Corporation for itself or for any of its security holders (other than Holders) shall at any time or times after the date hereof determine, (i) to register under the U.S. Securities Legislation any shares of its capital stock or other securities (a “U.S. Incidental Registration”) (other than: (A) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Corporation, or any direct or indirect subsidiary of the Corporation pursuant to an employee or similar benefit plan; or (B) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the U.S. Securities Act or a comparable or successor rule, registered on SEC Form S-4 or similar or successor forms), or (ii) to file a prospectus under any Canadian Securities Legislation in order to qualify a distribution of securities in its capital stock or in a form and manner that, with the appropriate changes, would permit some or all of the Registrable Securities to be qualified for distribution to the public under such prospectus (a “Canadian Incidental Qualification”) (other than in connection with the Initial Public Offering or any acquisition, securities exchange offer, corporate reorganization, dividend reinvestment plan or stock option or other employee benefit plan), the Corporation shall notify each Holder of such determination at least 45 days prior to the filing of such registration statement or prospectus, and upon the written request of any Holder given in writing to the Corporation within 20 days after the receipt of such notice, the Corporation shall, subject to Section 2.7, use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified in such Holder’s request to be included in such registration statement or prospectus to the extent such registration or qualification is permissible under the applicable Securities Laws and subject to the conditions of such applicable Securities Laws.

2.5	Expenses

Except to the extent otherwise required by law, the Corporation shall pay all documented expenses incurred by it in complying with its obligations to the Holders under this Agreement, including without limitation, the cost of preparing any registration statement or prospectus, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority (FINRA), transfer fees of transfer agents and registrars, translation costs, costs of insurance, fees and expenses of maintaining the Shelf Registrations for the Shelf Periods, and reasonable fees and disbursements of one counsel in Canada and one counsel in the United States for the sellers of Registrable Securities, but excluding underwriting discounts and commissions and transfer taxes applicable to any sale of Registrable Securities.

2.6	Effective Registration Statement

A Requested Registration, a Short Form Registration, an Incidental Registration or Shelf Registration shall not be deemed to have been effected unless, with respect to a U.S. Registration, the registration statement relating thereto has become and remained effective with the SEC for the period required for the distribution of all Registrable Securities included thereunder or, with respect to a Canadian Qualification, a receipt (or its equivalent) for the (final) prospectus relating thereto has been issued by the applicable Canadian Commission(s). Notwithstanding the foregoing, a Requested Registration, a Short Form Registration, an Incidental Registration or a Shelf Registration will be deemed not to have been effected or receipted if: (i) within 60 days after it has become effective with the applicable Commission(s), such Requested Registration, Short Form Registration, Incidental Registration or Shelf Registration is interfered with by any stop order, cease trade order, injunction, or other order or requirement of the applicable Commission(s) or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by a Holder.

2.7	Priority in Registration

(a)	If a Requested Registration or Short Form Registration is a firm underwritten registration or offering and the managing underwriters give written advice to the Corporation of an Underwriter’s Maximum Number with respect to such Requested Registration or Short Form Registration, which is less than the aggregate number (the “Proposed Included Securities”) of the Registrable Securities requested for inclusion by Holders, plus any securities of the Corporation that the Corporation wishes to include for the Corporation’s account or the account of others (“Additional Registrable Securities”), then Additional Registrable Securities shall be deducted from the Proposed Included Securities but only to the extent necessary so that the Proposed Included Securities (after such deduction) do not exceed the Underwriter’s Maximum Number; provided that if the Proposed Included Securities (determined after deduction of the Additional Registrable Securities, as aforesaid) still exceeds the Underwriter’s Maximum Number, then the Registrable Securities requested for inclusion by Holders shall be included up to the Underwriter’s Maximum Number according to the following priority:

(i)	Firstly, (A) Registrable Securities held by the Preference Holders up to the Aggregate AC Value in gross proceeds to the Preference Holders less the gross proceeds to the Preference Holders received in respect of prior sales of Registrable Securities pursuant to a registration statement or prospectus or pursuant to a broker sale pursuant to Rule 144 of the U.S. Securities Act by the Preference Holders, (B) Registrable Securities held by the Matthews Group up to $50,000,000 aggregate amount of gross proceeds to the Matthews Group less the gross proceeds received in respect of prior sales of Registrable Securities pursuant to a registration statement or prospectus or pursuant to a broker sale pursuant to Rule 144 of the U.S. Securities Act by the Matthews Group (the “Matthews Priority Allocation”), and (C) Registrable Securities held by the EdgeStone Group as of the date hereof, allocated between the Preference Holders, the Matthews Group and the EdgeStone Group in proportion as nearly as practicable to the Sharing Factor; provided, however, that once the Matthews Group has sold the Matthews Priority Allocation (whether pursuant to a registration under this Agreement or otherwise), Registrable Securities shall be allocated solely among the Preference Holders up to the Aggregate AC Value in gross proceeds and the EdgeStone Group as of the date hereof on a pro rata as-if-converted to Common Shares basis; and

(ii)	Secondly, any other Registrable Securities held by the Holders, allocated in proportion as nearly as practicable to the respective amount of Registrable Securities requested to be included in such registration by the respective Holders.

(b)	If an Incidental Registration is a firm underwritten registration or offering initiated by the Corporation, and the managing underwriters give written advice to the Corporation of an Underwriter’s Maximum Number with respect to such Incidental Registration, then: (i) the Corporation shall be entitled to include in such registration or offering that number of securities which the Corporation proposes to offer and sell for its own account in such registration or offering and which does not exceed the Underwriter’s Maximum Number; and (ii) the Corporation shall be obligated and required to include in such registration or offering that number of Registrable Securities which shall have been requested by Holders which does not exceed the difference between the Underwriter’s Maximum Number and that number of securities which the Corporation is entitled to include therein pursuant to clause (i) of this subsection and if it shall be necessary to cut back the number of Registrable Securities requested to be included therein by Holders, then the Registrable Securities requested to be included by Holders shall be included up to the Underwriter’s Maximum according to the following priority:

(i)	Firstly, (A) Registrable Securities held by the Preference Holders up to the Aggregate AC Value in gross proceeds to the Preference Holders, less the gross proceeds to the Preference Holders received in respect of prior sales of Registrable Securities pursuant to a registration statement or prospectus or pursuant to a broker sale pursuant to Rule 144 of the U.S. Securities Act by the Preference Holders, (B) Registrable Securities held by the Matthews Group up to the Matthews Priority Allocation in gross proceeds to the Matthews Group, less the gross proceeds to the Matthews Group received in respect of prior sales of Registrable Securities pursuant to a registration statement or prospectus or pursuant to a broker sale pursuant to Rule 144 of the U.S. Securities Act by the Preference Holders, and (C) Registrable Securities held by the Edgestone Group as of the date hereof, allocated between the Preference Holders, the Matthews Group and the EdgeStone Group in proportion as nearly as practicable to the Sharing Factor; provided, however, that once the Matthews Group has sold the Matthews Priority Allocation (whether pursuant to a registration under this Agreement or otherwise), Registrable Securities shall be allocated solely among the Preference Holders up to the Aggregate AC Value in gross proceeds to the Preference Holders and the EdgeStone Group on a pro-rata as-if converted to Common Shares basis; and

(ii)	Secondly, any other Registrable Securities held by the Holders, allocated in proportion as nearly as practicable to the respective amount of Registrable Securities requested to be included in such registration by the respective Holders.

(c)

Notwithstanding that the Corporation will not be subject to any cut back on an Incidental Registration with respect to securities to be sold for its own account, it will in good faith consider the inclusion of a secondary offering component therein and if there is an over-allotment option granted to the underwriters in connection with an Incidental Registration, the Corporation will in good faith negotiate with the underwriters to allow a reasonable portion of the over-allotment option to be fulfilled by the Holders in accordance with the priority of the Holders set forth in paragraph (b) above, subject to the advice of the lead underwriter.

(d)	For the avoidance of doubt, allocations in this Section 2.7 among the Preference Holders shall be allocated in proportion, as nearly as practicable to the respective amount of Registrable Securities held by the Preference Holders and requested to be included in the applicable registration by the Preference Holders.

2.8	Delay Limitation

Notwithstanding any other provision of this Agreement, the Corporation shall have the right to delay any registration of Registrable Securities requested pursuant to Sections 2.1, 2.2 or 2.4 for up to 45 consecutive days if such registration would, in the good faith judgment of the Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders or would require the disclosure of material information, the premature disclosure of which would materially adversely affect the Corporation, and at the expiry of such 45 consecutive day period the Board of Directors will review whether such registration would, in the good faith judgment of the Board of Directors, substantially interfere with the proposed transaction or materially adversely affect the Corporation in which case the Board of Directors may delay such registration for an additional 30 consecutive days; provided, however, that the Corporation shall not be permitted to utilize its delay rights under this Section 2.8 for more than 90 days in total in any consecutive twelve month period.

2.9	Offering Procedure Obligations

In connection with any offering of Registrable Securities pursuant to this Agreement, the Corporation shall:

(a)	in the case of a U.S. Registration,

(i)

cause each registration statement to become and remain effective for a period of 90 days or until the Holder or Holders have completed the distribution described in such registration statement, whichever first occurs or, in the case of an underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it; provided, however, that: (1) such 90 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter; and (2) in the case of any registration of Registrable Securities on Form S-3, F-3 or F-10 (including, with respect to a U.S. Shelf Registration) which are intended to be offered on a continuous or delayed basis, such 90 day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the U. S. Securities Act, permits an offering on a continuous or delayed basis (or, in the case of a U.S. Shelf Registration, for the duration of the U.S. Shelf Period), and provided further that applicable rules under the U.S. Securities Act governing the obligation to file a post effective amendment permit, in lieu of filing a post effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the U.S. Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the U.S. Exchange Act in the registration statement;

(ii)	prepare and file with the SEC such amendments and supplements to such registration statement and prospectus related thereto as may be necessary to keep such registration statement effective for the period specified in paragraph (i) above and comply with the provisions of the U.S. Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Holders’ intended method of disposition for such period;

(iii)	immediately notify each selling Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the U.S. Securities Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of any such selling Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(iv)	advise each selling Holder, promptly after it shall obtain knowledge thereof, of the issuance of any stop order by the SEC or other securities authority suspending the effectiveness of such registration statement and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(v)	permit any selling Holder who, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling Person of the Corporation, to participate in good faith in the preparation of such registration statement and to require the insertion therein of material furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included, subject to review by the Corporation and its counsel after consultation with such Holder; and

(vi)	make available to its securities holders, as soon as reasonably practicable, any earning statement covering the period of at least twelve (12) months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the U.S. Securities Act and any applicable regulations thereunder, including Rule 158;

(b)	in the case of a Canadian Qualification, take all necessary actions as are consistent with the requirements of Section 2.9(a) to the extent such provisions would apply in the context of a qualification and offering of the Registrable Securities under Canadian Securities Legislation;

(c)	furnish to each of the Holders requesting registration or qualification such number of copies of any prospectus (including any preliminary prospectus) or registration statement and prospectus or registration statement supplement or amendment as they may reasonably request in order to effect the offering and sale of Registrable Securities to be offered and sold, but only while the Corporation shall be required under the provisions of this Agreement to cause the registration statement or prospectus to remain current; and

(d)	take such action in fulfillment of its obligations under this Agreement as shall be necessary to qualify the securities covered by such registration under such blue sky or other U.S. state securities legislation or Canadian Securities Legislation for offers and sales as such Holder may reasonably request, subject to the limitations herein; provided, however, that the Corporation shall not be obligated to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process or (ii) file a prospectus or registration statement in any jurisdiction where it has not previously filed a prospectus or registration statement.

If requested by (i) the Holders Majority in connection with an offering in accordance with Section 2.1 or 2.3 of this Agreement, (ii) the Matthews Group in connection with an offering in accordance with Section 2.3 of this Agreement, or (iii) the Holders requesting an offering in accordance with Section 2.2 of this Agreement, (I) the Corporation and the requesting Holders shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected by the Board of Directors and acceptable to a majority in interest of the Holders requesting the inclusion of their Registrable Securities in the offering containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements of that type; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any prospectus, amendment or supplement or incorporated document, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder regarding such Holder expressly for inclusion therein and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder from the disposition of the Registrable Securities disposed of by such Holder pursuant to such underwritten offering; (II) the Corporation shall, and the requesting Holders shall use commercially reasonable efforts to, cause key executives of the

Corporation to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are appropriate for such underwritten offering; and (III) the Corporation shall, and the requesting Holders shall use commercially reasonable efforts to, obtain all legal opinions, auditors consents and comfort letters and expert cooperation as may be required, including furnishing to each underwriter of Registrable Securities on the date that the registration statement with respect to such Registrable Securities becomes effective or the final prospectus with respect to such offering of Registrable Securities is receipted, (A) an opinion, dated as of such date, of counsel for the Corporation and (B) a “cold comfort” letter, dated as of such date, signed by the independent public accountants of the Corporation, in each case in form and substance as is customarily given to underwriters in an underwritten public offering.

In connection with any offering of Registrable Securities registered or qualified pursuant to this Agreement, the Corporation shall, subject to applicable law, (i) furnish each of the Holders requesting the inclusion of its Registrable Securities in such offering, at the Corporation’s expense, with unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as such Holders request; (ii) instruct the Corporation’s transfer agent and registrar to release any stop transfer orders with respect to the Registrable Securities being sold; and (iii) use its best efforts to list such Registrable Securities on each stock exchange on which the shares or other securities of the Corporation are listed.

The Corporation may require each Holder of Registrable Securities to be sold pursuant to this Agreement to furnish the Corporation with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing.

2.10	Rule 144

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after the effective date of the registration statement used in the Initial Public Offering, the Corporation agrees to:

(a)	use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule l44 under the U.S. Securities Act;

(b)	use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and the U. S. Exchange Act; and

(c)	furnish to each Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the U.S. Securities Act and the U.S. Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

2.11	Indemnification

(a)	In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, the Corporation shall hold harmless and indemnify each of the Holders and their respective officers, directors, partners, employees, members, advisors and agents and their respective affiliates and each other Person, if any, who controls any of the foregoing Persons, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered, or any document incidental to the registration or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, (ii) an untrue statement or allegedly untrue statement of a material fact in any prospectus, preliminary prospectus or any issuer free writing prospectus relating to the Registrable Securities or omission or alleged omission to state a material fact, necessary to make the statements therein in light of the circumstances under which they were made not misleading, and (iii) any violation by the Corporation of any applicable Securities Laws relating to action or inaction required by the Corporation in connection with such registration or sale under such Securities Laws; provided, however, that the Corporation will not be liable in any case to any given Holder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such prospectus, registration statement or document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use therein. This indemnity shall be in addition to any liability the Corporation may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any director or officer, or controlling Person of such Holder and shall survive the transfer of such securities by such Holder.

(b)

In the event of any registration or qualification of Registrable Securities pursuant to this Agreement, each of the Holders for whom such registration or qualification of Registrable Securities has been made agrees, in the same manner and to the same extent as set forth in subsection (a) of this section, to severally and not jointly (and not jointly and severally) indemnify and hold harmless the Corporation, each of the other Holders and all of their respective officers, directors, partners, employees and agents, if any, from and against any losses (other than loss of profits), claims, damages or liabilities to which any of them may be subject under any applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities

(or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact relating to information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in, or any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement under which such Registrable Securities were distributed, or any document incidental to the registration, qualification or sale of such Registrable Securities, or which arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statement not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Holder specifically for use in such registration statement or prospectus, or (ii) any violation by such Holder of any applicable Securities Laws; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage or liability which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement or prospectus bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement or prospectus.

(c)

Each of the Parties entitled to indemnification pursuant to this Section (each, an “Indemnified Party”) shall, promptly after receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought pursuant to this section, notify the indemnifying party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party on account of the indemnity pursuant to this section, unless (and only to the extent that) the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such Indemnified Party. In case any such action shall be brought against an Indemnified Party and it shall notify an indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No admission of liability shall be made by the Indemnified Party without the consent of the indemnifying party. If, after having been notified by the Indemnified Party of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, the indemnifying party fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving notice thereof, the Indemnified Party shall have the right to employ counsel in respect of the defense of such suit and the fees and expenses of such counsel shall be at the expense of the indemnifying party.

(d)	If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be otherwise available in accordance with its terms but is, for any reason, held to be unavailable or unenforceable by an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party is determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability for contribution of each Holder hereunder shall not exceed the net proceeds received by such Holder in the offering with respect to which such liability arises from the sale of Registrable Securities covered by the applicable registration statement or prospectus.

2.12	Superior Registration or Qualification Rights

The Corporation shall not grant or agree to grant any registration or qualification or other similar rights more favorable than or on parity with, or inconsistent with, any of the rights contained herein, or any other rights that would result in a reduction of the number of Registrable Securities includable in any registration statement or prospectus filed under this Agreement, all so long as any of the registration or qualification rights under this Agreement remain in effect, unless the Corporation obtains the prior written consent of the Holders Majority, and, in the event that any of the above actions affects any Holder in a manner that is materially and adversely disproportionate from the manner in which such action affects any other Holder or group of Holders, the Corporation obtains the prior written consent of each such Holder who is disproportionately affected.

ARTICLE 3.

GENERAL

3.1	Term

The registration and qualification obligations of the Corporation pursuant to this Agreement shall terminate, with respect to any Holder, on the earlier of:

(a)	for the purposes of any obligation of the Corporation hereunder to effect a U.S. Registration for the benefit of such Holder, the date that all Registrable Securities held by such Holder may be sold pursuant to Rule 144 under the U.S. Securities Act without volume limitations or other restrictions on transfer thereunder;

(b)	for the purposes of any obligation of the Corporation hereunder to effect a Canadian Qualification for the benefit of such Holder, the date that all Registrable Securities held by such Holder may be sold under Rule 45-102 (or any successor rule) without restrictions thereunder (except for the restrictions on making unusual efforts to prepare the market or payment of an extraordinary commission in respect of the sale) and without a prospectus or reliance on a prospectus exemption under applicable Canadian Securities Legislation;

(c)	the date that all of the Registrable Securities held by such Holder are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned pursuant to Section 3.4 hereof.

3.2	Termination Not to Effect Rights or Obligations

A termination of this Agreement or any provision of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination (including, without limitation, any rights to indemnification or contribution pursuant to Section 2.11), and such rights and obligations shall survive the termination of this Agreement.

3.3	Changes in Registrable Securities

If and as often as, there is any change in the Registrable Securities by way of reclassification or exchange, or through a merger, amalgamation, consolidation or capital reorganization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

3.4	Assignment

All covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and enure to the benefit of the respective successors and assigns of the Parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not, provided, however, that registration and qualification rights conferred herein shall only enure to the benefit of a transferee of Registrable Securities (and transferees of such transferees) if:

(a)	there is transferred to such transferee at least 10% of the Registrable Securities held by the Holder on the date hereof; or

(b)	such transferee (or transferee of such transferee) is a Permitted Transferee of the Holder.

Each Permitted Transferee hereunder shall execute a counterpart of and become a party to this Agreement and shall be deemed to be a “Holder” (and if a Permitted Transferee of a Preference Holder a “Preference Holder”) for all purposes. Each Holder shall notify the Corporation of each such transfer as soon as practicable and, in any event, no later than ten (10) Business Days after such transfer.

3.5	Further Assurances

The Corporation and each of the Holders covenants and agrees to take all other necessary or desirable action within its control and to the extent permitted by law so as to give full effect to the provisions of this Agreement.

3.6	Notices

All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested; postage prepaid (effective five Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement), or (iv) sent by telecopier or electronic mail followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 3.6):

if to the Corporation to:

Mitel Networks Corporation

350 Legget Drive

Ottawa, ON KZK 2W7

Attention: Chief Executive Officer

Fax: (613) 592-7838

With a copy to:

Mitel Networks Corporation

350 Legget Drive

Ottawa, ON K2K 2W7

Attention: Chief Financial Officer, and VP Finance

Fax: (613) 592-7838

And with a copy to:

Mitel Networks Corporation

350 Legget Drive

Ottawa, ON K2K 2W7

Attention: General Counsel

Fax: (613) 592-7802

And with a copy to:

Osler, Hoskin & Harcourt LLP

Suite 1500

50 O’Connor Street

Ottawa, ON K1P 6L2

Attention: J. Craig Wright

Fax: (613) 235-2867

E-mail: cwright@osler.com

if to Francisco Partners:

Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l.

8-10 rue Mathias Hardt

L-1717 Luxembourg

with copies to:

Francisco Partners II, L.P.

One Letterman Drive

Building C—Suite 410

San Francisco, California 94129

Attention: Ben Ball

Facsimile: (415) 418-2900

E-mail: ball@franciscopartners.com

and

Shearman & Sterling LLP

525 Market Street

San Francisco, California 94105

Attention: Michael J. Kennedy

Facsimile: (415) 616-1100

E-mail: mkennedy@shearman.com

if to Morgan Stanley:

c/o Morgan Stanley Principal Investments, Inc.

1585 Broadway

New York, New York 10036

Attention: Thomas E. Doster IV

Facsimile: (212) 507-4257

E-mail: ted.doster@morganstanley.com

with copies to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attention: Stephen E. Older and

                   Seth T. Goldsamt

Facsimile: (212) 547-5444

E-mail: solder@mwe.com

             sgoldsamt@mwe.com

if to Matthews or WCC:

c/o Wesley Clover Corporation

350 Leggett Drive

Kanata, ON K2K 2W7

Attn: Dr. T.H. Matthews and Jose Medeiros

Fax: (613) 271-9810

And with a copy to:

Osler, Hoskin & Harcourt LLP

P.O. Box 50

1 First Canadian Place

Toronto, ON M5X1B8

Attention: J. Mark DesLauriers

Fax: (416) 862-6666

E-mail: mdeslauriers@osler.com

if to EdgeStone:

EdgeStone Capital Equity Fund II Nominee, Inc.

130 King Street West

Suite 600

Toronto, Ontario

M5X 1A6

Attention: Gilbert S. Palter and Martin Longchamps

Fax: (416) 860-9838

Fax: (514) 282-1944

3.7	Waivers, Amendments

Except as otherwise expressly provided in this Agreement and without limiting the applicability of the following sentence, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Any amendment or waiver of this Agreement or any provision hereof shall be binding on all Parties, and each party shall sign any documents amending, waiving or terminating this Agreement or a provision of this Agreement, if such document has been consented to in writing (whether signed in one or more counterparts) by the Corporation and the Holders Majority; provided, however, if the Francisco Partners Group does not hold 50% or more of the Registrable Securities (calculated on an as-if converted to Common Shares basis) held by the Preference Holders and their Permitted Transferees, consent shall be required by the Corporation and each other Holder of not less than 10% of the Registrable Securities held by the Preference Holders and their Permitted Transferees (calculated on an as-if converted to Common Shares basis and adjusted for share splits, consolidations and the like); and, provided, further, that in the event of an amendment or waiver affecting any Holder in a manner that is materially and adversely disproportionate from the manner in which such amendment or waiver affects any other Holder or group of Holders, the waiver and amendment shall require the consent in writing of each such Holder who is disproportionately affected; provided, further, however, that any amendment of this Section 3.7 shall require the consent in writing of each Holder. Except as set forth in this Agreement, no amendment or waiver of any provision of this Agreement shall constitute or be deemed to constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver.

3.8	Counterparts

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. Each party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures.

3.9	Equitable Relief

Each of the Parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other Parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other Parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

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IN WITNESS WHEREOF, each of the Parties has executed this Amended and Restated Registration Rights Agreement on and as of the date first above written.

MITEL NETWORKS CORPORATION

By:	/s/ Don Smith
Name: Don Smith
Title: Chief Executive Officer

ARSENAL HOLDCO I, S.A.R.L.

By:	/s/ Carla Alvos Silva
Name: Carla Alvos Silva
Title: B Manager

By:	/s/ Andrew Kowal
Name: Andrew Kowal
Title: A Manager

ARSENAL HOLDCO II, S.A.R.L.

By:	/s/ Carla Alvos Silva
Name: Carla Alvos Silva
Title: B Manager

By:	/s/ Andrew Kowal
Name: Andrew Kowal
Title: A Manager

MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.

By:	/s/ David Bersh
Name: David Bersh
Title: Vice President

WESLEY CLOVER CORPORATION

By:	/s/ Jose Medeiros
Name: Jose Medeiros
Title: President

TERENCE H. MATTHEWS

/s/ Terence H. Matthews

EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors

By:	/s/ Gilbert S. Palter
Name: Gilbert S. Palter
Title: Chief Investment Officer and Managing Partner

EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors

By:	/s/ Gilbert S. Palter
Name: Gilbert S. Palter
Title: Chief Investment Officer and Managing Partner